Exhibit 99.1

For Release at 8:30 AM EST on Thursday, December 11, 2008
Gasco Energy Extends Credit Facility;
Provides Update on Gate Canyon Test
DENVER — (PR Newswire) — December 11, 2008 — Gasco Energy, Inc. (NYSE Alternext US: GSX) today announced an amendment to its Credit Agreement and provided an interim operations update on its Riverbend Project in Utah’s Uinta Basin.
Amended Credit Facility
On December 10, 2008, the Company closed on an amendment to its Credit Agreement led by JPMorgan pursuant to which the maturity date of the facility was extended one year to March 29, 2011. The interest rate pricing grid was increased 0.25% to the levels detailed below and the commitment fee was changed to 0.50% from a variable grid between 0.30% and 0.50%. The borrowing base of $45 million in place prior to the amendment was maintained and the other commercial terms of the Credit Agreement remain substantially unchanged.
Interest on borrowings under the Credit Agreement accrues at variable interest rates at either, at Gasco’s election, a Eurodollar rate or an alternate base rate. The Eurodollar rate is calculated as LIBOR plus an applicable margin that varies from 1.50% (for periods in which the Company has utilized less than 50% of the borrowing base) to 2.25% (for periods in which the Company has utilized greater than 90% of the borrowing base). The alternate base rate is calculated as (1) the greater of (a) the Prime Rate, (b) the Federal Funds Effective Rate plus 0.50% or (c) the Adjusted LIBO Rate for a one month interest period on such day plus 1%, plus (2) an applicable margin that varies from 0.25% (for periods in which the Company has utilized less than 50% of the borrowing base) to 1.00% (for periods in which the Company has utilized greater than 90% of the borrowing base). Gasco elects the basis of the interest rate at the time of each borrowing; however, under certain circumstances, Gasco’s lender may require it to use the non-elected basis in the event the elected basis does not adequately and fairly reflect the cost of making such loans. In addition, Gasco is obligated to pay a commitment fee of 0.50% under the Credit Agreement quarterly in arrears based on a percentage multiplied by the daily amount that the aggregate commitments exceed borrowings under the agreement.
Gate Canyon Deep Test Update
The Gate Canyon 23-16 (25% working interest, Gasco operated) has begun initial completion operations. The well was completed in the Morrison Formation with one frac job and in the Dakota Formation with three frac jobs. The fracs were put away successfully according to design. A coiled tubing unit was brought in to drill out intermediate plugs so that testing of the well could begin. During the drill-out procedure, the bottom-hole assembly became stuck, the tubing was cut near the top of the stuck portion (the “fish”) and the coiled tubing unit was moved off location. A workover rig is on location to recover the fish and finish drilling out the remaining plugs.
Management Comment
Commenting on Uinta activities, Gasco CEO and President, Mark Erickson said: “We are pleased with the successful fracture stimulation of the Morrison and Dakota intervals, but we are not yet able to report production testing results for the GCS #23-16 completion due to mechanical issues with the wellbore. The fishing operation to recover the remaining bottom-hole assembly was delayed while the Company secured the necessary tools and equipment. The fishing operation began this week and, should take about two weeks to complete. Production testing of the completed intervals will follow and then we plan to proceed with completion of up-hole pay in the Mancos, Blackhawk and Mesaverde. Additional details on the well, as they become available, will be provided in the Company’s fourth quarter 2008 operations update in early January 2009.”
About Gasco Energy
Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region. Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases. Gasco currently focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations. To learn more, visit http://www.gascoenergy.com.
Forward-looking Statements
Certain statements set forth in this press release relate to management’s future plans, objectives and expectations. Such statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding Gasco’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of Gasco, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause Gasco’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those Gasco expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; fluctuations in natural gas and oil prices; pipeline constraints; overall demand for natural gas and oil in the United States; changes in general economic conditions in the United States; our ability to manage interest rate and commodity price exposure; changes in the Company’s borrowing arrangements; the condition of credit and capital markets in the United States; and other risks described under “Risk Factors” in each of Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 4, 2008 and in Item 1A of the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008 filed with the Securities and Exchange Commission on August 4, 2008 and November 4, 2008, respectively.
Any of these factors could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these factors. All subsequent written and oral forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these factors. Our forward-looking statements speak only as of the date made. The Company assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.
Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

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